Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders Pacific Magtron International Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-82918) and Form S-8 (No. 333-38994) of our report dated March 6, 2001, except for Note 17 which is as of March 14, 2002, relating to the consolidated financial statements and schedule of Pacific Magtron International Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ BDO SEIDMAN, LLP

SAN FRANCISCO, CALIFORNIA

MARCH 29, 2002